DOMESTIC DISTRIBUTOR AGREEMENT
between
INTEGRATED DEVICE TECHNOLOGY, INC.
and
WYLE LABORATORIES, INC., ELECTRONIC MARKETING GROUP

Made as of April 15, 1994, by and between INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware Corporation having its principal place of business at 2975 Stender Way, Santa Clara, California 95054 ("IDT") and WYLE LABORATORIES, INC., ELECTRONIC MARKETING GROUP, a California corporation having its principal place of business at 15370 Barranca Parkway, Irvine, California 92173 ("Distributor").

The parties agree as follows:

1.       DEFINITIONS.

1.1      Confidential Information:

         Information clearly marked as "Confidential" and identifying the owner on the face thereof.

1.2      Book Distributor Cost:

         Distributor's cost as published in the then current IDT distribution price list.

1.3      Cost:

         Unless otherwise defined, the price paid for the Product excluding taxes, duties, freight, insurance, handling or other fee charge.

1.4      Product:

         All items manufactured by IDT and included on IDT's price list in effect from time to time. "Product" and "IDT Product" have the same meaning.

1.5      Custom Product:

         Items manufactured by IDT which are not listed in the current IDT price list or are manufactured or altered to comply with a customer's specifications.

1.6      Territory:

         The geographic area and/or specific accounts described on Exhibit A, attached hereto, as modified from time to time by IDT by written notice to Distributor.

2.       APPOINTMENT.

2.1 IDT appoints Distributor as a nonexclusive distributor of the Products in the Territory.

3.       STAFF, EDI COMMUNICATIONS AND RECORDS.

3.1      Sales Organization:

         Distributor shall use its best efforts to promote the sale of IDT Products in the Territory during the term of this Agreement. Distributor shall maintain an active and well trained sales organization and shall participate from time to time in sales incentive programs sponsored by IDT.

3.2      EDI COMMUNICATIONS:

         Distributor and IDT shall establish a program for the exchange of purchase orders and acknowledgements electronically, and have executed an Electronic Data Interchange Trading Partner Agreement ("EDI Agreement") for this purpose. A copy of the EDI Agreement is attached hereto as Exhibit C and incorporated by this reference. To the extent that there are any inconsistencies between the terms and conditions of the EDI Agreement and this Agreement, this Agreement will control.

3.3      Records:

         Distributor shall keep current and accurate books and records, including inventory records, in accordance with generally accepted accounting principles in effect in the Territory. Such books and records shall include, with respect to inventories, the date of purchase and cost (net of freight, taxes, insurance, duties and credits) of each IDT Product in inventory.

3.4      Inspection:

         IDT may, at any time during the term hereof, on not less than 24 hours prior notice, inspect Distributors sales, finance, other records, physical inventories and count thereof at Distributor's facilities or in such other places as such records and inventories may be located.

4.       ADVERTISING.

4.1      Promotion:

         Distributor shall advertise and promote the sale of IDT Products through all appropriate means, including tradeshow exhibits, catalogues and direct mailings, space advertising, educational meetings and sales aids.

4.2      Authority:

         Distributor shall submit to IDT all advertisements and promotions of IDT Products which utilize any IDT trademark, tradename or service mark for approval prior to publication. Distributor and IDT shall cooperate with each other to expedite the review of each such advertisement or promotion.

4.3      Consent:

         IDT consents to Distributor's use of IDT's trademarks, tradename, and service marks in connection with the authorized promotion of IDT Products. Distributor shall assign to IDT, upon request, any and all rights acquired by Distributor by reason of the use, registration, or association with any trademark, tradename or service mark of IDT. Distributor shall cooperate with IDT and shall execute such documents as may be reasonably required to perfect IDT's interest in such marks in the Territory.

4.4      Literature:

         Distributor shall maintain an adequate supply of IDT's Product literature.

4.5      Cooperative Advertising:

         IDT shall pay up to fifty percent (50%) of the cost of Distributor's advertising or other promotional programs provided:

         a. such advertisement or program has been approved by IDT in writing prior to publication or implementation; and

         b. the aggregate amount of all such payments made by IDT to Distributor does not exceed five-tenths of one percent (0.5%) of Distributor's net purchases of IDT Products during the prior 12 months.

5.       ORDERS.

5.1 Distributor may submit offers to purchase Products from IDT for resale by submission of a written or electronic purchase order to IDT setting forth a description of the Product, the unit price, model code, total price and such other information as IDT may reasonably require. Distributor shall promptly confirm in writing all verbal offers submitted to IDT. IDT shall promptly accept or reject each offer. IDT may accept any offer by delivery of the Products or by a written acknowledgment setting forth the essential terms of the sale.

5.2 IDT shall have no obligation to accept any offer by Distributor to purchase Products from IDT which is consistent with the terms of this Agreement. In addition, IDT shall have no obligation to accept offers to purchase Products for resale via EDI which do not conform to the requirements set forth in Exhibit C.

6.       TERMS AND CONDITIONS.

6.1 Except as modified by this Agreement, all sales of Products shall be subject to IDT's standard terms and conditions of sale in effect at the time of acceptance of Distributor's offer. A copy of IDT's current terms and conditions is attached hereto as Exhibit B and incorporated by this reference.

6.2 In addition to the terms and conditions of this Agreement, IDT may from time to time publish Distributor Policies and Procedures. IDT will provide Distributor with thirty days written notice before the implementation or modification of any Distributor Policies and Procedures. IDT will not be obligated to undertake any action or make any sale that is inconsistent with previously published Distributor Policies and Procedures. To the extent that there are any inconsistencies between the Distributor Policies and Procedure and this Agreement, this Agreement will control.

6.3 The relationship between the parties is that of independent contractors. In no event shall either party undertake any obligation on behalf of the other party nor act as an Agent of the other party without obtaining prior written consent.

7.       CUSTOM PRODUCTS.

7.1 In additions to the other terms and conditions set forth in this Agreement, all sales of Custom Products to Distributor shall be subject to the following additional restrictions:

         a. Distributor shall be liable for 100% of the order within ninety
         (90) days prior  to the scheduled shipping date.

         b. There shall be no returns for these products other than warranty returns as defined in Exhibit B, item 4.

8.       SINGLE SOURCE.

         Distributor shall not, without IDT's prior written consent, purchase Products from any other person, including without limitation, another authorized IDT distributor.

9.       PRICE.

9.1 The purchase price of Products shall be IDT's price in effect at the time of shipment by IDT of Distributor's order, or such other price as may be agreed to in writing.

9.2 The purchase price of Products is FOB origin. Distributor shall pay all costs of delivery, taxes, duties, freight, insurance and handling.

9.3 In the event IDT shall reduce the published purchase price for any Product in Distributor's inventory, for which Distributor paid Book Distributor Cost, Distributor may apply to IDT for credit in an amount equal to the quantity of such Product in Distributor's inventory on the effective date of the price reduction, multiplied by the amount of the price reduction. IDT shall calculate the amount of the price reduction by comparing the new Book Distributor Cost with the immediately preceding Book Distributor Cost.
         Any such credit may only be applied to purchase Products from IDT hereunder.

10.      PAYMENT TERMS.

10.1 Terms of payment include a two percent (2%) discount if the balance due is paid in full within ten (10) days of issuance of the invoice, and the net balance is due thirty (30) days after issuance of the invoice. Invoices shall be dated the date of shipment (delivery
         FOB origin). Distributor shall make all payments to IDT in U.S.
         Dollars.

10.2 Notwithstanding the foregoing, IDT may at any time amend or revoke the amount or duration of credit allowed to Distributor,including requiring full or partial payment in advance of,or after, shipment.

11.      INVENTORY.

11.1     Adjustments:

         Distributor may, by written notice to IDT and compliance with such reasonable procedures as IDT may from time to time establish, exchange a portion of Distributor's slow moving Products,purchased at Distributor's Book Cost, in Distributor's inventory for other Products of Distributor's choice, provided, however, that the purchase price of such slow moving Products shall not exceed an amount equal to five percent (5%) of IDT's current Book Distributor Cost for all Products purchased from IDT at Book Distributor
         Cost during the prior six (6) months. Distributor shall not exercise this right more frequently than twice in any calendar year. In no event shall Distributor have any right to return Products for cash or credit. IDT shall have no obligation to accept the return of any Products hereunder unless the returned Products are new and unused, in original packing, free of damage, and pass inspection upon receipt by IDT.

11.2     Discontinued Products:

         IDT shall notify Distributor thirty (30) days in advance in the event IDT shall elect to discontinue the sale of any Product. Distributor may return to IDT, in unopened shipping tubes and in multiples of the Factory Order Increments, all or any portion of such discontinued Product in Distributor's inventory provided Distributor complies, within thirty (30) days of the date of receipt of such notice, with the procedures set forth therein.
         Distributor may only return, and IDT shall only be obligated to accept, Discontinued Product which was purchased at Book Distributor Cost, was properly accounted for in Distributor's reports to IDT and is new, unused and free of damage or defect may be returned hereunder. IDT shall value the Discontinued Product at the lesser of either the Book Distributor Cost or original purchase price.
         New Product shall be valued at the purchase price in effect at the time of receipt of the Discontinued Product.

11.3     Recall:

         IDT may purchase any Product in Distributor's inventory at Distributor's cost.

11.4     On Termination:

         Upon termination of this Agreement, Distributor may apply to IDT for the purchase by IDT of such portion of Distributor's inventory of Products as was purchased at Book Distributor Cost and which meets the following additional requirements:

         a. such Product was properly accounted for during the term of the Agreement,

         b. such Product is new, unused and free of damage or defect in unopened tubes and in multiples of the Factory Order Increment, and

         c. such Product is current Product listed on IDT's most current price list for which no notice of discontinuation has been issued.

         IDT shall have no obligation hereunder unless and until such application is accepted in writing by IDT. All Product returned hereunder shall be subject to inspection and test by IDT. In the event IDT elects to purchase any portion of Distributor's inventory, such inventory must be delivered to IDT not more than thirty (30) days from the effective date of termination of this Agreement.

11.5 If this Agreement is terminated for convenience by IDT and IDT elects to purchase Distributor's Inventory, then the purchase price for the Product returned shall be the lesser of either the current Book Distributor Cost or the actual price paid.
         If this Agreement is terminated by IDT for cause or by Distributor, and IDT elects to purchase Distributor's Inventory, then the purchase price of Product returned shall be Distributor's cost less fifteen percent (15%).

12.      TERM AND TERMINATION.

12.1     Term:

         The term of this Agreement shall commence on the date of this Agreement and terminate on March 31, 1995. Upon thirty (30) days written notice, either party may request renewal of the Agreement for an additional year. Paragraphs 11, 13, 14, 18, and 22 shall survive the termination of this Agreement.

12.2     Termination for Convenience:

         Either party may terminate this Agreement on thirty days prior written notice. In the event IDT shall elect to terminate this Agreement for convenience, Distributor shall promptly, and in no event more than thirty (30) days, notify IDT whether and to what extent it desires to cancel or otherwise amend any orders for Product then outstanding. IDT shall have no obligation to deliver any Product to Distributor after the termination date if the termination of Distributor was either at Distributor's election or due to the insolvency of Distributor, provided, however, that IDT will deliver such Product to Distributor as Distributor is obligated by contract to deliver to third persons within 90 days of the termination date. IDT may condition the delivery of any Product on adequate assurances of payment, including, without limitation, cash in advance or the posting of an irrevocable letter of credit in the full amount of the purchase price and any indebtedness then outstanding.

12.3     Termination for Cause:

         Either party may terminate this Agreement on written notice in the event of the insolvency or a material breach by the other.
         In the case of material breach, the defaulting party shall have thirty (30) days to cure the breach. If the defaulting party provides the other party with written confirmation that the material breach has been cured within the thirty days period, then the Agreement shall continue to be in effect and to govern the relationship of the parties.

13.      CONFIDENTIALITY.

13.1 Neither party shall disclose Confidential Information to any third party without the prior written consent of the disclosing party.

13.2 A party receiving Confidential Information shall use such information solely for purposes consistent with the distribution of the Products hereunder and for no other purpose.

13.3 Neither party shall be under any obligation with respect to Confidential Information which is available to the general public through no fault of such party, was known by such party prior to disclosure, was disclosed to a third party without breach of this Agreement, or was independently developed without use of the Confidential Information.

         All information of a business or technical nature imparted to or learned by Distributor during the term of this Agreement with respect to the business of IDT, including customer names and information, shall be deemed to be confidential and shall be used by Distributor only in connection with the distribution and sale of the Products and shall not be disclosed by Distributor to anyone outside the employ of distributor without IDT's written authorization.

14.      ASSIGNMENT.

14.1 Distributor shall not, by operation of law or otherwise assign this Agreement or any right accruing to it hereunder without the prior written consent of IDT. Except for the assignment of accounts receivable for collection, IDT shall not, by operation of law or otherwise assign this Agreement or any right accruing to it hereunder without the prior written consent of Distributor.

14.2 Either party may assign this Agreement to any company a majority of whose shares outstanding entitled to vote for directors is held by the assigning company or by a wholly owned subsidiary of the assigning company.

15.      NOTICES.

         Any notice given hereunder shall be in writing, in the English language, and shall be effective upon delivery to a party at the address set forth herein or at such other address as may be designated in writing from time to time by a party hereto.

16.      COMMERCIAL PAYMENTS

         Both parties agree that they will not, in connection with this Agreement, directly or indirectly offer, pay, or authorize payment of any monies or things of value to any government official for the purpose of influencing any act or decision of such official in order to assist IDT or Distributor in obtaining business.

17.      GOVERNING LAW, JURISDICTION.

17.1 This Agreement is made in and shall be construed in accordance with the laws of the State of California, U.S.A.

17.2 The parties hereto consent to the jurisdiction of all federal and state courts in California, U.S.A. Any action concerning this Agreement shall be brought in the United States District Court for the Northern District of California in San Jose, California or the Santa Clara County Superior or Municipal Court.

18.      WAIVER, AMENDMENT.

         No waiver, amendment, or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment, or modification is sought to be enforced. No failure or delay by either party in exercising any right, power, or remedy, except as expressly provided herein, shall operate as a waiver of any such right, power, or remedy.

19.      SEVERABILITY.

         If any provision of this Agreement shall be held invalid, the remaining provisions of this Agreement shall remain in full force and effect.

20.      ENTIRE AGREEMENT

         This Agreement and the Exhibits hereto constitute the entire Agreement between the parties concerning the subject matter hereof.

21.      LIMITATION OF LIABILITY.

21.1 IN NO EVENT SHALL IDT BE LIABLE TO DISTRIBUTOR FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, EVEN IF IDT HAS HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

21.2 IDT agrees to provide Distributor with a certificate of insurance on any and all product liability insurance policies it may have in effect from time to time with respect to the Products.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Integrated Device Technology, Inc.          Wyle Laboratories, Inc.
                                            Electronic Marketing Group


By:  _______________________                By:  _______________________

Title:  ______________________              Title:  ______________________


                                 EXHIBIT A

To Distributor Agreement between IDT and Wyle Laboratories, Inc.,
Electronic Marketing Group. The date of this Exhibit A is April 15, 1994.

1.   TERRITORY:

     The Territory shall be California, Oregon, Washington, Idaho, Nevada, Arizona, New Mexico, Utah, Colorado, Wyoming, Montana.


                                 Exhibit B
                     INTEGRATED DEVICE TECHNOLOGY, INC.
                        TERMS AND CONDITIONS OF SALE

1. Offer and Acceptance. These terms and conditions shall apply to all contracts between Buyer and Integrated Device Technology, Inc. ("Seller"). Any purchase order or other document which purportedly modifies, supersedes or otherwise alters these terms and conditions shall be of no force or effect whatsoever.

2. Price and Payment. Prices are in U.S. dollars. Transportation and all sales, property, excise, duties, and other federal, state and local taxes (other than those based on IDT's net income) shall be paid by Buyer.
All invoices are payable within thirty (30) days of date of invoice, provided, however, IDT may require full or partial payment in advance of delivery. There is no discount for payment within such period.

3. Delivery. Delivery shall be FOB origin. Neither party shall not be liable for any loss, expense, or damage caused by delays or failures in performance resulting from acts of God, or other cause beyond its reasonable control.

4. Limited Warranty. IDT warrants that all products, when delivered, shall conform to IDT's specifications and be free of defects in manufacture and workmanship. Buyer is authorized to pass this warranty through to Buyer's customers and to end users. The warranty period as stated in Exhibit B shall begin to run with respect to any end user upon delivery of the product to the end user. Provided Buyer or its customer notifies IDT in writing within 90 days of the date of delivery of printed circuit modules or boards, or within one year of the date of delivery of integrated circuits or ceramic modules, to a common carrier at the point of origin of such defective or nonconforming product, and promptly returns such product to IDT in accordance with IDT's instructions, freight prepaid, IDT shall, at IDT's option and expense, either repair, replace, or refund the purchase price of any nonconforming or defective product. IDT shall have no obligation with respect to any damage arising from misuse, neglect, tampering, unauthorized or improper use or installation, disassembly, repair, alteration, or accident. Notwithstanding the foregoing, if any product is designated developmental or experimental, such product shall be purchased "as is, with all faults" and the remedy granted above shall be of no force or effect whatsoever.

IDT DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE STATUTORY WARRANTY OF
TITLE, THERE ARE NO OTHER EXPRESS OR IMPLIED WARRANTIES.


5. Patent Indemnity. IDT shall defend, at its expense, any action brought against Buyer or its customers which alleges that an IDT product infringes a Unites States patent, United States mask work right, or United States copyright, provided that Buyer promptly notifies IDT in writing of any claim, gives IDT sole control of the defense and settlement thereof, and provides all reasonable assistance in connection therewith. If any product is finally adjudged to so infringe, IDT shall, at its option,
(a) procure for Buyer the right to continue using the product; (b) modify or replace the product so there is no infringement; or (c) refund the purchase price paid upon return of the product. IDT shall have no liability regarding any claim arising out of the use of the product in combination with other goods if the infringement would not occur but for such combination. Buyer shall defend, indemnify, and hold IDT harmless from any and all expense, damage, cost or losses resulting from any suit or proceeding brought for infringement of patents, maskworks, copyrights, or trademarks arising from compliance with Buyer's design, specifications or instructions.

6.  Limitation of Liability.   THE REMEDIES SET FORTH ABOVE CONSTITUTE THE
EXCLUSIVE REMEDY OF BUYER WHETHER ARISING IN CONTRACT, TORT, OR
OTHER LEGAL THEORY.  IN NO EVENT SHALL IDT BE LIABLE TO BUYER FOR
INJURY OR DAMAGE TO ANY PERSON OR PROPERTY NOR FOR LOSS OF PROFITS,
EXCESS COSTS, OR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT
DAMAGES EVEN IF IDT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH
DAMAGES.  IDT'S LIABILITY HEREUNDER SHALL NOT EXCEED THE PURCHASE
PRICE PAID BY BUYER FOR THE PRODUCT.  THIS LIMITATION OF DAMAGES SHALL
NOT BE AFFECTED BY ANY FAILURE OF BUYER'S REMEDIES UNDER THE EXPRESS WARRANTY SET FORTH ABOVE.

7. Rights in Data. Technical information and software, if any, are subject to the U.S. Government's Restricted Rights Legend, and use, duplication, or disclosure by the Government is subject to restrictions set forth in subparagraph (c)(1) (ii) of the Rights in Technical Data and Computer Software clause at 52.227-7013 of the Department of Defense Federal Acquisition Regulations.

All software is copyrighted. All maskwork is registered. Buyer shall not copy, reverse engineer or decompile or disassemble any product or software without IDT's express written consent.

8. Export Controls. Buyer shall not, without the prior written approval, if required, of the Office of Export Administration of the U.S. Department of Commerce, Washington D.C. 20230, transmit, or directly or indirectly, any product to Afghanistan, Namibia, The Republic of South Africa, the People's Republic of China or to any Group Q, S, W, Y or Z country specified in Supplement No. 1 to section 370 of the Department of Commerce Export Administration Regulations.

9. Choice of Law. This Agreement is made in and shall be construed in accordance with the laws of the state of California.

10. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. This Agreement may only be modified by a written instrument signed by each party hereto.

11. Waiver. No waiver of any right or default hereunder shall constitute a waiver of the right or default in any subsequent exercise thereof.

12. Severability. If any provision of these terms and conditions shall be ruled unenforceable, then the remainder shall be enforced to the extent permissible.


                                 Exhibit C

                    INTEGRATED DEVICE TECHNOLOGY INC.
                       EDI TRADING PARTNER AGREEMENT
                        (Rev. 3/94 -- No Software)

    This Agreement is made by and between Integrated Device Technology, Inc. ("IDT") with a principle place of business at 2975 Stender Way, Santa Clara, California 95054 and the EDI Participant listed and signing this Agreement on the attached page. In consideration of the mutual covenants of the Electronic Data Interchange (EDI) relationship, the parties agree as follows:

1. PURPOSE. IDT and EDI Participant agree, under terms and conditions set forth herein, to establish a system whereby communication and/or transactions between IDT and EDI Participant can be accomplished through electronics means, rather than writing on a paper.

2. EDI OPERATIONS. Technical and operational details necessary to implement the EDI relationship contemplated herein, such as defining transaction standards and sets, the time frame for implementation of EDI communications and the selection of third party networks, shall be mutually agreed upon and followed by the parties in good faith using reasonable efforts. Appendix A sets forth the specific categories of transaction to be communicated electronically ("Transaction Sets") and the control parameters for those Transaction Sets. The communication of any transaction set other than those provided for in Exhibit A shall have no force or effect between parties.

3. GENERAL TERMS AND CONDITIONS FOR PURCHASES AND SALES. This Agreement does not express or imply any commitment to purchase or sell goods or services. The terms and conditions of the Domestic Distributor
Agreement between the parties will control in all EDI transactions between the parties.

4. EDI TRANSACTIONS ENFORCEABILITY. EDI Participants agree that all rights, duties, and obligations which would accrue upon receipt to data in the form of paper documentation shall be accrue upon receipt of the data in electronic form via EDI. Further, they agree: (1) that neither party shall contest the admissibility of paper documentation copies of electronically transmitted data under the business records exception to the hearsay rule, or the best evidence rule, or the Statute of Frauds, on the basis that the data were not originated or maintained in documentary form, or that the data do not constitute a signed writing by a party intending to be bound thereby; (2) that company identifiers such as DUNS numbers in data transmission fields of network access identification codes shall constitute prima facie evidence of which EDI participant sent a transmission; and (3) that copies of the transmitted and received data, mechanically or electronically stored by either party shall constitute evidence of the intended contents of the orders, acknowledgement, transactions, and other information covered by this Agreement, if they are machine readable and capable of reproduction into printed human readable form of paper. Each party is obligated to retain records as prescribed by law or common business practice.

5. THIRD PARTY PUBLIC DATA NETWORK (PDN) USE. Unless otherwise agreed, each party is responsible for establishing its own agreements with third party networks. Unless otherwise agreed, connect time and any other charges of the third party network shall be paid for by the party initiating each communication.

   Either party may change their third party network at any time for convenience without liability therefor, upon thirty (30) days prior written notice to the other party at the address on the attached page hereof. However, such termination shall not relieve either party of any contractual obligations incurred prior to termination.
The third party providers of the parties are:


IDT's Third Party Provider           EDI Participant's Third Party Provider
Harbinger EDI Service
1800 Century Plaza, Ste. 340         --------------------------------------
Atlanta, GA 30345                    --------------------------------------


 6. TRANSMISSION REQUIREMENT. Each party shall have in place reasonable controls to ensure timely handling of EDI transmissions and to promptly contact the sending agent for corrective action in the event of a transmission error, such as an unintelligible or garbled transmission. Exhibit A contains specific Transmission Requirements to be followed by both parties. In addition, the following general criteria shall apply:

    a. PROPER RECEIPT. Transmissions shall not be deemed to have been properly received, and no transmission shall give rise to any obligation, until accessible to the receiving party at such party's receipt computer.

    b. VERIFICATION. Upon proper receipt of any transmission, the receiving party shall promptly and properly transmit a functional acknowledgement in return for all transmissions. A functional acknowledgement shall constitute conclusive evidence a transmission has been properly received.
If a document is in error or partial received, the functional acknowledgement is to notify of rejection of transmission of the select document.

    c. ACCEPTANCE. Acceptance of an EDI transmission which has been properly received shall not give rise to any obligation unless and until the party initially transmitting such document has properly received in return an acceptance document without change (as specified in Appendix A). Any acceptance transmission with changes will be considered a counter offer by IDT and IDT will require another issue of offer until the offer from IDT is accepted without changes by supplier.

7. SECURITY DUTIES. Each party is solely responsible for the selection, implementation, and maintenance of appropriate security products, tools, tests and procedures sufficient to meet its requirements for protecting its programs and data from improper access, loss, alteration, or destruction.

    Each party agrees to treat as proprietary and not to provide or otherwise make available the whole or any portion of the other party's network procedures, passwords, or computer telephone numbers to any person other than to EDI Participant's employees who need to know, without written consent from the other party. Each party agrees that its access to the other party's network, if any, will be limited and agrees not to try and exceed the scope of authorized access. If the scope is exceeded by a party, it will promptly notify the other party. Each party agrees that it will take appropriate actions by instructions, agreement, or otherwise with its employees who are permitted access to the aforementioned items to notify them of that party's and their individual obligations under this Agreement. Each party agrees that any other network procedure information and data transmitted to the other party shall not be considered as proprietary information unless a separate nondisclosure agreement or clause covering said information in the then-current general terms and conditions is in place between the parties.

8. TERM AND TERMINATION. The term of this Agreement shall begin on the date of acceptance by IDT and continue for the duration of the Domestic Distributor Agreement between the parties. Either party may terminate this EDI Agreement at any time for conveniences without liability therefore, upon ten (10) days prior written notice to the other party at the address on the attached page hereof. However, such termination shall not relieve either party of any contractual obligations incurred prior to termination.

9.  WARRANTY.  IDT GRANTS NO CONDITIONS OR WARRANTIES, EITHER
EXPRESS OR IMPLIED, FOR THE EDI SERVICES PROVIDED, INCLUDING ALL
IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10. REMEDIES AND DAMAGE LIMITATION.  NEITHER PARTY SHALL BE
LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, LOSS OF INFORMATION, INTERRUPTION OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING
OUT OF THIS AGREEMENT WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTUOUS CONDUCT, EVEN IF THE PARTIES ARE ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. LIMITATION OF ACTIONS. All legal actions, however asserted, shall be commenced within one year from the date the cause of action arises.

12. FORCE MAJEURE. Neither party shall be liable for any failure to perform its obligations hereunder where such failure results from any act of God or other cause beyond such party's reasonable control, including without limitation, any mechanical, electronic or communications failure which prevents electronic transmission or receipt of data.

13. APPLICABLE LAW. The validity, performance and construction of this Agreement will be governed by the laws of the State of California, U.S.A.

13. ASSIGNMENTS. This Agreement shall not be assigned or transferred by either party without securing the prior written consent of the other party.

15. RELEASE OF INFORMATION. Neither party shall, without securing the prior written consent of the other party, publicly announce the existence of this Agreement, any EDI transactions or IDT network access, of advertise or release any publicity in regard thereto. This provision shall survive expiration of termination of this Agreement.

16. TECHNICAL CONTACTS. Each party shall designate a primary technical contact to coordinate the establishment and operation of EDI communication. Those individuals are:

    Company EDI Contact Name, Address and Phone



    IDT EDI Contact Name, Address and Phone

    Peggy Connors, 2975 Stender Way, Santa Clara, CA 95054 (408) 492-8640


EDI Participant:                                   IDT:
Name:                                              Name:

Signature:                                         Signature:

Title:                                             Title:

Date:                                              Date:


                  IDT EDI TRADING PARTNER AGREEMENT - EXHIBIT A

1.0 Transaction Sets.

    All Transactions Sets contemplated by this Agreement shall be transmitted and formatted in accordance with the American National Standard Institute Business Data Interchange (ANSI X12 ) Standard, as reflected in the number, version and date column set forth below beside each Transaction
Set. This also includes the data dictionary, segment dictionary, and transmission controls published as X12 standards.

    1.1  Transaction Sets to be transmitted by IDT to Provider.

    Communication                    Number     X12 Version

    Purchase Order Acknowledgement   855        002002
    Change Order Acknowledgement     865        002002
    Functional Acknowledgement       997        002002

    1.2  Transaction Sets to be transmitted from Provider to IDT

    Communication                    Number     X12 Version

    Purchase Order                   850        002002
    Change Order                     860        002002
    Functional Acknowledgement       997        002002

2.0 Transmission Requirements.

    For each Transaction Set, the Header Control Number Data Element must have an identical corresponding value in the Trailer Control Number
Data Element for all control Segments as follows:

    2.1 The value for the Interchange Control Number contained in Data Element ISA13 for a transmission must equal the value for Data Element IEAO2 that is contained in the transmission.

    2.2 The value for the Data Interchange Control Number contained in Data Element GS06 must equal the value for Data Element GE02 that is contained in that Functional Group.

    2.3 The value for the Transaction Set Control Number contained in Data Element ST02 for a Transaction Set must equal the value for Data Element SE02 contained in that Transaction Set.

3.0 Additional Requirements

    In addition, all Transactions Sets contemplated by this Agreement shall meet the following requirements:

    3.1. The actual quantity of Functional Groups received within the transmission must equal the quantity the trading partner has identified as being included, as contained in the IEA01 Data Element;

    3.2. The actual quantity of Transaction Sets received with the transmission must equal the quantity the trading partner has identified as being included, as contained in the GE01 Data Element;

    3.3. The actual quantity of Segments included within each Transaction Set must equal the quantity the trading partner has identified as being included, as contained in the SE01 field;

    3.4 The actual quantity of Line Items included within each Transaction Set must equal the quantity the trading partner has identified as being included, as contained in the CTT01 field; and

    3.5 The Hash Totals contained in the CTT02 field must equal the sum of values as defined in each Transaction Set.